Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER,

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002*

Pursuant to the requirement set forth in Rule 13a-14(b) or Rule 15d-14(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code, Mina Sooch, President and Chief Executive Officer of Gemphire Therapeutics Inc. (the “Company”), and Jeffrey S. Mathiesen, Chief Financial Officer of the Company, each hereby certify that, to the best of their knowledge:

1. The Company’s Annual Report on Form 10-K for the period ended December 31, 2016, to which this Certification is attached as Exhibit 32.1 (the “Annual Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Annual Report and results of operations of the Company for the period covered by the Annual Report.

/s/ MINA SOOCH	/s/ JEFFREY S. MATHIESEN
President and Chief Executive Officer	Chief Financial Officer

Dated: March 20, 2017	Dated: March 20, 2017

     This certification accompanies the report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Gemphire Therapeutics Inc. under the Securities Act of 1933, as amended, or the Exchange Act made before or after the date of the report, irrespective of any general incorporation language contained in such filing.